UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 10, 2026

MARWYNN HOLDINGS, INC.

(Exact Name of Registrant as Specified in its Charter)

Nevada	001-42554	99-1867981
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2955 Main Street, Ste 100A Irvine, CA	92614
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 949-706-9966

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class Symbol(s) on which registered	Trading	Name of each exchange
Common Stock, par value $0.001 per share	MWYN	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

As previously disclosed, on January 29, 2026, Marwynn Holdings, Inc. (the “Company”) received a written notice (the “Notice”) from the Nasdaq Listing Qualifications Department of The Nasdaq Stock Market (“Nasdaq”), notifying the Company that the Company was not in compliance with Nasdaq Listing Rule 5550(a)(2) (the “Minimum Bid Price Requirement”), as the minimum bid price for the Company’s listed securities was less than $1.00 for the previous 30 consecutive business days. The Company had a period of 180 calendar days, or until July 28, 2026, to regain compliance with the Minimum Bid Price Requirement.

On July 10, 2026, the Company received a letter from Nasdaq, notifying the Company that the Staff had determined that for the last 10 consecutive business days, from June 25, 2026 to July 9, 2026, the closing bid price of the Company’s common stock has been at $1.00 per share or greater and, accordingly, that the Company had regained compliance with the Minimum Bid Price Requirement for continued listing on Nasdaq.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Marwynn Holdings, Inc.

	By:	/s/ Yin Yan
	Name:	Yin Yan
Date: July 15, 2026	Title:	Chief Executive Officer and Chairperson

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